EXHIBIT 10.6               EXECUTIVE EMPLOYMENT AGREEMENT

                  THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") made as of this 24th day of August 1998 by and between the parties: James H. Guild, an individual residing at 7030 Augusta Boulevard, Seminole, FL 33777 (hereinafter referred to as the "Executive"), and Teleservices International Group Inc., a Florida corporation with its principal executive offices at 100 Second Avenue South, Suite 1000, St. Petersburg, FL 33701 (hereinafter referred to as the "Company").

                              W I T N E S S E T H

                  WHEREAS,   the  Company  desires  to  retain  and  employ  the
Executive for the purpose of securing to the Company the experience, ability and services of the Executive as President; and

                  WHEREAS, the Executive desires to be employed by the Company;

                  NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

                                  ARTICLE I
                                 EMPLOYMENT

                  The Company hereby employs the Executive effective August 24, 1998 as its President and the Executive hereby accepts such employment and shall serve on a full-time basis as an executive officer of the Company, subject to and upon the terms and conditions set forth in this Agreement.

                                  ARTICLE II
                                    DUTIES

         (A) The Executive shall, during the term of his employment with the Company and subject to the direction and control of the Company's Board of Directors (the "Board" or the "Board of Directors"), perform such executive duties and functions as he may be called upon to perform consistent with his employment hereunder as President.

         (B) The Executive shall devote his full time and best efforts to the performance of his duties for the Company, including the following:

                           (i) Confer with Company  officials  to plan  business
                  objectives, to develop organizational policies, to coordinate functions and operations between divisions and departments, and to establish responsibilities and procedures for attaining objectives.

                           (ii) Develop, implement, and monitor policies and procedures appropriate to the day-to-day operation of the Company.


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                           (iii) Direct and coordinate  formulation of financial
                  programs to provide  funding for new or continuing  operations
                  to   maximize   returns  on   investments   and  to   increase
                  productivity.

                           (iv) Review activity reports and financial statements
                  to determine progress and status in attaining objectives and revise objectives and plans in accordance with current conditions.

                           (v) Plan and develop  industrial,  labor,  and public
                  relations policies designed to improve the Company's image and relations with customers, employees, stockholders, and public.

                           (vi) Promote the Company's relationships with its employees, customers, shareholders and others in the business community.

                           (vii) Monitor and evaluate  performance  of staff for
                  compliance with established policies and objectives of the Company and contributions in attaining objectives.

                           (viii) Render services to any joint venture, subsidiary or affiliated business of the Company as requested by the Board of Directors, provided that indemnification equivalent to that referred to in Article IV (D) is provided to Executive in connection with those services.

                           (ix) Perform such other  duties  consistent  with his
                  position as President as may be assigned to him by the Board of Directors.

In the performance of his duties, Executive shall be provided by the Company with facilities, equipment and staff appropriate to his position and necessary and appropriate to the accomplishment of Executive's duties.

         (C) At the request of the Company, the Executive shall also serve, without additional compensation, as Chief Executive Officer and/or as a director of the Company or one or more of its subsidiaries during the term of this Agreement, provided that indemnification equivalent to that referred to in
Article IV (D) is provided to Executive in connection with those services.

         (D) The Executive represents and warrants to the Company that, to the best of his knowledge, he is under no obligation or commitment, whether contractual or otherwise, that is inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not knowingly use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that, to the best of his knowledge, his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to his most recent prior employer.



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                               ARTICLE III
                               COMPENSATION

                  The Company shall pay to the Executive for all services to be rendered pursuant to the terms of this Agreement a base salary at the rate of $200,000 per year (unless adjusted by the Board of Directors as described below), payable in accordance with the Company's normal payroll procedures. The Board may increase Executive's base salary from time to time in its discretion.

                                ARTICLE IV
                      WORKING CONDITIONS AND BENEFITS

         (A) The Executive shall be entitled to paid vacations during each year of his employment with the Company in accordance with Company practice in that year, but no less than as described on the attached Exhibit A, which is incorporated in this Agreement as a part hereof by this reference. The Executive shall also be entitled to leave for illness or temporary disability, which may be paid or unpaid, in accordance with the policies of the Company in effect at that time, but no less favorable to Executive than described on Exhibit A.

         (B) The Executive is authorized to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse the Executive on a monthly basis for all such expenses, upon presentation by the Executive of an itemized account of such expenditures.

         (C) The Executive shall be employed by the Company at its executive offices in St. Petersburg, Florida, and shall not be required to relocate outside of the Tampa-St. Petersburg-Clearwater area. The Executive shall travel on the Company's behalf to the extent reasonably necessary.

         (D) The Company shall provide to the Executive, to the full extent provided for under the laws of the Company's State of Incorporation and the
Company's Bylaws, indemnification for any claim or lawsuit which may be threatened, asserted or commenced against the Executive by reason of the fact that he is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, provided that indemnification shall not be provided in violation of applicable law. The indemnification to be provided to Executive shall include coverage of him by officer and director insurance no less favorable to Executive than the policies referred to on Exhibit A and mandatory advancement of expenses upon receipt by the Company only of Executive's written undertaking to repay any such amount advanced if he is ultimately found not to be entitled to indemnification under applicable law.

                                 ARTICLE V
                               OTHER BENEFITS

         (A) Contemporaneously with the execution of this Agreement, the Company shall grant the Executive options to acquire 600,000 shares of the Company's restricted common stock at an exercise price per share equal to $.30, the mean between the reported high bid and low offer ($.295 to $.305) prices of the



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common  stock on the  business  day  prior to the  date of this  Agreement.  The options shall vest (and shall become exercisable at the time they vest), subject to continued employment, on a monthly, pro-rated basis over a period of three years, and shall expire on August 31, 2003. The shares of common stock underlying the options shall be included in the next Form S-8 (or equivalent) registration statement filed by the Company with the Securities and Exchange Commission ("SEC") or, if available and in the discretion of the Company, may be included under a currently effective Form S-8 registration statement filed with
the  SEC  for  any  of  the   Company's   existing   employee   benefit   plans.
Notwithstanding any provision to the contrary in a formal stock option plan of the Company (the "Plan") and a separate grant of option agreement between the Executive and the Company under which the options will be granted (the "Grant of Option Agreement"), (i) both the number of options and the exercise price are subject to appropriate adjustments in the event of any stock split, stock dividend or other change in capital structure affecting the Company's common stock, (ii) options which have not vested on or before the date of termination of this Agreement shall terminate on such date, (iii) vested but unexercised options shall terminate 15 days after termination of this Agreement for Cause under Article VII, (iv) options granted to the Executive may not be canceled by or on behalf of the Company, and (v) notwithstanding the expiration date, all vested options must be exercised within one year after termination of this Agreement. The grant of options is otherwise subject to the terms and conditions of the Plan and the Grant of Option Agreement. Executive acknowledges that he shall be deemed an "affiliate" and/or a "control person" for purposes of reporting and compliance under the rules and regulations of the Securities and Exchange Commission.

         (B) During the term hereof, the Executive shall be entitled to receive such of the following other benefits of employment that are or may become available to other members of the Company's senior executive management: health and life insurance benefits, pension, profit sharing and income protection or disability plans, in each instance consistent with his position as President and no less favorable to Executive than any description thereof on Exhibit A.

         (C) Stock options in addition to those described above may be granted from time to time in the discretion of the Board. In addition, on or before December 1, 1998, the Company and Executive shall agree upon and establish for the benefit of Executive one or more performance-based bonus or incentive plans providing for additional compensation to Executive in the form of stock, stock appreciation rights, phantom stock, stock options and/or cash upon meeting the criteria to be described in such plan or plans; provided, however, that failure of the parties to agree upon and establish any such plans by December 1, 1998 shall not affect the validity and enforceability of this Agreement.

                               ARTICLE VI
                                 TERM

                  The Company shall continue the Executive's employment, and the Executive shall remain in employment with the Company, from the commencement date set forth in Article I until the date when the Executive's employment terminates pursuant to Article VII. This Agreement shall terminate when all obligations hereunder of the parties have been satisfied.



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                               ARTICLE VII
                               TERMINATION

         (A) The Executive may voluntarily terminate this Agreement at any time upon written notice to the Company. The Executive shall provide at least two weeks advance notice to the Company of his election to voluntarily terminate this Agreement.

         (B) The Company may terminate this Agreement for Cause at any time by giving the Executive notice thereof specifying with particularity the grounds for such termination. In such event, this Agreement and the employment relationship hereunder shall be terminated as of the date of such notice and the Executive will be entitled to no further payments from the Company. The Company shall continue, however, to provide Executive with the indemnification referred to in Article IV (D), but shall not be required to provide such indemnification for or in connection with any matter in which a cause of action is asserted against the Executive for any act which constitutes grounds for termination for Cause hereunder. For purposes hereof, "Cause" shall mean (i) a material violation of the terms of this Agreement that has not been cured by Executive within 10 days of his receipt of notice particularly describing each such violation; (ii) a breach of trust, including dishonesty, acts of moral turpitude, theft, embezzlement and self-dealing; (iii) the disclosure of confidential information prohibited hereunder (except disclosure in the good-faith belief that the same is for the benefit of the Company) which results (or can reasonably be expected to result) in material harm to the Company; or
(iv) negligence or willful misconduct, either of which results (or can reasonably be expected to result) in material harm to the Company. Notice of termination for Cause shall be forwarded to the Executive by the Company only upon and after a resolution of the Board authorizing such notification and shall be effective immediately; provided, however, that the Executive may be reinstated retroactively, in the discretion of the Board, in the event that within 10 days the Executive establishes to the satisfaction of the Board that Cause did not exist.

         (C) The Company may terminate this Agreement at any time upon at least two weeks advance notice to the Executive; such notice shall be forwarded to the Executive by the Company only upon and after a resolution of the Board authorizing such notification and shall be deemed a termination without Cause.

         (D) Subject to Paragraph (C), the Executive's employment with the Company shall be "at will". Any contrary representations which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company. However, notwithstanding the "at will" nature of the Executive's employment, in the event that the Company actually or constructively terminates the employment of the Executive without Cause as set forth in Paragraph (C), the Executive shall be entitled to the following:

                           (i) Severance pay equal to his base salary (at the rate in effect at the Executive's termination date) for the Severance Period, in addition to the payment of accrued benefits as of the date of termination. Such severance pay shall be made, at the election of the Company, in one lump sum or in monthly installments at the rate in effect immediately prior to termination on the first day of each month. For purposes of this Agreement, "Severance Period" shall mean a period equal to three months if notice of termination is given at any time prior to September 1, 2000 and a period equal to six months if notice of termination is given on or after September 1, 2000.

                           (ii) If the  Executive  elects to continue his health
                  insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his employment, then the Company shall pay the Executive's monthly premium under COBRA until the earliest of (a) the close of the Severance Period, (b) the expiration of the Executive's continuation coverage under COBRA or (c) the date when the Executive receives substantially equivalent health insurance coverage in connection with new employment or self-employment, but in any event for at least one month.

For the purposes of this Agreement, "constructively terminates" shall be defined as any event resulting in any substantial reduction or material adverse change in the position, compensation or benefits described in this Agreement.

The consideration set forth in this Paragraph (D), together with the stock options described above, to the extent vested, and any prior unpaid salary, earned but unpaid bonuses, and unreimbursed expenses, shall completely relieve the Company of any liability to the Executive for any compensation that would have otherwise been payable to the Executive under the terms of this Agreement, provided that the Company shall continue to provide Executive with the indemnification referred to in Article IV (D). Any other provision of this Agreement notwithstanding, the Company shall not be obligated to make severance payments or provide other benefits under this Paragraph (D) unless the Executive
(i) has executed a release (in a commercially reasonable form prescribed by the Company) of all known claims relating to the termination of his employment that he may then have against the Company or persons affiliated with the Company and
(ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

                              ARTICLE VIII
                    CONFIDENTIALITY AND NON-COMPETITION

                  The Executive and the Company recognize that due to the nature of the Executive's engagement hereunder, and the relationship of the Executive to the Company, the Executive will have access to, will acquire, and may assist in developing confidential proprietary information relating to the business and operations of the Company and its affiliates, including information with respect to their present and prospective products, systems, customers, agents, processes and sales and marketing methods. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Company and its affiliates and that disclosure of it or its use by others could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties shall be to develop good will for the Company and its affiliates through his personal contact with customers, agents and others having business relationships with the Company and its affiliates, and that there is a danger that this good will, a proprietary asset of the Company and its affiliates, may follow the Executive if and when his relationship with the Company is terminated. Therefore, the Executive hereby agrees as follows:

         (A) All Company trade secrets, proprietary information, software, software codes, advertising, sales, marketing and other materials or articles of information, including customer and supplier lists, data, reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

         (B) During the term of this Agreement and during any period in which the Executive is receiving severance pay (or would be receiving severance pay if he receives a lump sum rather than installments), but in any event at least three months after the termination of this Agreement, the Executive shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director, stockholder or an employee of, or a consultant to, any business, firm, corporation or entity which (i) is conducting any business which competes with the business, as conducted at any time during the term of employment with the Company, of the Company or any of its affiliates with which Executive had any substantial management involvement, or (ii) is or was at any time during the term of employment with the Company a vendor, supplier, customer or distributor of the Company or any of its affiliates with which Executive had any substantial management involvement. During the same period of time specified in the preceding sentence, the Executive shall not solicit, directly or indirectly, for his own account or for the account of others, orders for merchandise, products or services of a kind and nature like or similar to merchandise, products and services sold or rendered by the Company during his employment with the Company from any person or entity which was a customer of the Company or which the Company was actively soliciting to be a customer during the 12 month period immediately preceding that date upon which his employment relationship with the Company shall have terminated.

         (C) During the term of this Agreement and for a period of three years thereafter, the Executive shall not at any time, directly or indirectly, urge any customer, or any person or entity which the Company was actively soliciting to be a customer during the 12 month period immediately preceding that date upon which his employment relationship with the Company shall have terminated, to discontinue, in whole or in part, business, or not to do business with, the Company; nor shall he directly or indirectly induce or attempt to influence any employee of the Company to terminate his or her employment with the Company.



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         (D) During the term of this Agreement and at all times thereafter,  the
Executive shall not knowingly use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or entity other than the Company, any material referred to in Paragraph (A) above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes used or developed by the Company or any names and addresses of customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Company, first made known to the Executive or first learned or acquired by the Executive while in the employ of the Company.

         (E) The foregoing provisions of this Article shall not (i) prevent Executive from owning five percent or less of the outstanding stock of any publicly traded entity, (ii) apply to information of any type that is publicly disclosed, or is or becomes publicly available, in each instance without a violation by Executive of the provisions of this Article, and (iii) be construed to prevent disclosure by Executive pursuant to legal process, provided in this event Executive shall endeavor to give reasonable advance notice to the Company of any such legal process involving him that may result in otherwise prohibited disclosure.

         (F) It is recognized that damages in the event of breach by the Executive of this Article would be difficult, if not impossible, to ascertain, and it is, therefore, agreed that the Company shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such injunction or other equitable relief. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have.

                                 ARTICLE IX
                 CONSTRUCTION, ENFORCEABILITY AND SEVERABILITY

         (A) The descriptive headings of Articles, or of or in any exhibit, are inserted for convenience only and are not a part of this Agreement. Unless otherwise qualified, references in this Agreement to "Article" are to provisions of this Agreement and a reference thereto includes any subparts. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the others, the terms "party" and "parties" are references to the Company and/or the Executive as permitted or required by the context, "herein", "hereunder", "hereof" and similar references refer to the whole of this Agreement, "include", "including" and similar terms are not words of limitation, and any examples are not limiting. The failure of an incorporated party to affix its corporate seal to this Agreement shall not impair the validity of the signature of that party but shall, instead, be the adoption by that party of the phrase "(CORPORATE SEAL)" as the corporate seal of that party for the purposes of this Agreement. In the event any date specified herein or determined hereunder shall be on a Saturday, Sunday or nationally declared holiday, then that date so specified or determined shall be deemed to be the next business day following such date and compliance by or on that day shall be deemed to be compliance with the terms of this Agreement.

         (B) To the extent any provision or portion of this Agreement shall be held, found or deemed to be invalid, unreasonable, unlawful or unenforceable, then the parties expressly covenant and agree that any such provision or portion shall be modified to the extent necessary in order that any such provision or portion shall be legally enforceable to the fullest extent permitted by applicable law and that any court of proper jurisdiction shall, and the parties do hereby expressly authorize any such court to, enforce any such provision or portion or to modify any such provision or portion in order that any such provision or portion shall be enforced by such court to the fullest extent permitted by applicable law. If any provision or portion of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision or portion of this Agreement is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

         (C) The Company represents and warrants to the Executive that, to the best of its knowledge, it has been duly authorized to execute, deliver and perform this Agreement and each related agreement, and that execution, delivery and performance hereof and thereof is not and will not be a breach or violation of any obligation or commitment, whether contractual or otherwise, to which the Company is subject or by which it is bound.

                                ARTICLE X
                               ARBITRATION

                  Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Executive's employment or the termination thereof, shall be settled by arbitration in St. Petersburg, Florida in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Executive shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Executive, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Executive, as the case may be, was without reasonable foundation. The Executive and the Company each hereby consent to personal jurisdiction of the state and federal courts located within the territorial limits of the United States District Court for the Middle District of Florida, Tampa Division, for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants, and waive all venue objections with respect to such arbitration, actions or proceedings.

                                 ARTICLE XI
                                   NOTICE

                  Any notice, request, demand or other communication required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the Executive at the last resident address he has provided to the Company, or in the case of the Company, at its principal executive offices.

                                 ARTICLE XII
                                   BENEFIT

                  This Agreement shall inure to and shall be binding upon the parties, the successors and assigns of the Company, and the heirs and personal representatives of the Executive.

                                 ARTICLE XIII
                                    WAIVER

                  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                                  ARTICLE XIV
                                 GOVERNING LAW

                  The law of the State of Florida (except its provisions governing the choice of law) shall govern the construction, enforcement and validity of this Agreement.

                                  ARTICLE XV
                               ENTIRE AGREEMENT

                  This Agreement constitutes or refers to the entire understanding of the Executive and the Company with respect to the subject matter hereof and supersedes any and all prior understandings written or oral. This Agreement may not be changed, modified or discharged orally, but only by an instrument in writing signed by the parties.

                                 ARTICLE XVI
                    COUNTERPARTS AND FACSIMILE SIGNATURES

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

                                    EXECUTIVE

                                    /s/ James H. Guild
                                    ------------------
                                    James H. Guild


                                    TELESERVICES INTERNATIONAL GROUP INC.



                                    By:  /s/ Robert P. Gordon
                                         --------------------
                                         Robert P. Gordon, Chairman



                                              (CORPORATE SEAL)